UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

AP GAMING HOLDCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55119	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Ste #100
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Following careful deliberation and a competitive process among the large accounting firms, on July 6, 2016, the Board of Directors of the AP Gaming Holdco, Inc. (the “Company”) engaged PricewaterhouseCoopers, LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, effective July 6, 2016.

Also, on July 6, 2016, the Board of Directors dismissed Ernst & Young LLP (“EY”) as its independent registered public accounting firm. EY had served as the Company’s independent registered public accounting firm since 2013.

During the Company's fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through July 6, 2016, the date of EY’s dismissal, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure any of which that, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of any such disagreement in connection with its reports.

In connection with the audit of the Company’s financial statements during each of the two years ended December 31, 2015 and December 31, 2014, and in the subsequent interim period through July 6, 2016, there was a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K related to a material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2014 and as of December 31, 2013. The Company’s management concluded that as of December 31, 2013, March 31, 2014 and June 30, 2014, the Company’s internal control over financial reporting was not effective because of the existence of a material weakness related to the Company’s controls over the application of lease accounting principles to the initial direct costs incurred related to our operating leases and the useful lives of certain gaming machines deployed under operating lease arrangements. The Company determined this control deficiency represented a material weakness in its internal control over financial reporting.

While the deficiency in this instance did not result in a material misstatement of our financial statements, it was possible there could have been a material misstatement if the control deficiency was not remediated. Accordingly, management determined this control deficiency was remediated as of December 31, 2014, through the efforts disclosed in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2014.

EY's audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2015 and 2014, did not contain an adverse opinion or disclaimer of opinion, and EY's audit reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided EY with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested EY to furnish to the Company a letter addressed to the SEC stating whether it agrees with the statements made above. A copy of EY’s letter dated July 11, 2016 is attached as Exhibit 16.1 to this Form 8-K.

During the Company’s fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through July 6, 2016, neither the Company, nor anyone on its behalf, consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; and as such, no written report or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01 Financial Statements and Exhibits.

Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 11, 2016, pursuant to Section 304(a)(3) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission.

Exhibit No.	Description of Document
16.1
Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 11, 2016, pursuant to Section 304(a)(3) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AP GAMING HOLDCO, INC.

Date:	July 11, 2016	By:	/s/ David Lopez
		Name:	David Lopez
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

16.1
Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 11, 2016, pursuant to Section 304(a)(3) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission.